Exhibit 99.1

Renewable Energy Group Provides Preliminary Results and Announces Earnings

Reporting Date for First Quarter 2014

Earnings Release and Conference Call Scheduled for May 6, 2014

(Ames, IA) April 16, 2014 - Renewable Energy Group, Inc. (NASDAQ:REGI) today announced its preliminary results for the first quarter of 2014 and announced the date for the Company’s first quarter 2014 earnings release.

For the first quarter, REG now expects to report a net earnings loss of $1.5 million to $3.5 million, adjusted EBITDA in the range of $1 million to $3 million, which is below the Company’s prior guidance of adjusted EBITDA in the range of $5 million to $15 million, and expects gallons sold to be at the lower end of the guided range of 45 to 55 million gallons. The original guidance reflected a lower margin environment than 2013 as the biodiesel market adjusts to the lapsed biodiesel tax credit and the delayed EPA RVO announcement. Our original guidance also assumed constant pricing for energy and feedstocks, however biodiesel prices decreased and feedstock costs increased more than expected. The unseasonably cold winter reduced overall diesel demand, as well as biodiesel blends and also increased REG’s utilities expenses, most notably a significant increase in natural gas prices. These factors combined to significantly tighten margins at the end of the quarter.

“Our performance this quarter was disappointing, yet not surprising in light of the harsh weather conditions that have impacted results in many industries across the U.S. economy,” said Daniel J. Oh, President and CEO. “A key element of our business model is the ability to generate positive adjusted EBITDA even under adverse conditions, and this quarter certainly demonstrated this. We will continue to focus on our operating results and long-term growth as the biodiesel industry adjusts to changed and uncertain regulatory conditions.”

Oh continued, “We remain optimistic about the long-term prospects for REG and the biodiesel industry. We look forward to discussing our first quarter financial results in more detail in early May, as well as discussing our strategic direction and recent initiatives at our analyst meeting in Washington, DC on April 22. We encourage interested investors to attend or to listen via the associated webcast.”

REG also announced that it will release financial results for the first quarter 2014 after the market close on Tuesday, May 6, 2014. An investor conference call will follow at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Daniel Oh, President and Chief Executive Officer, and Chad Stone, Chief Financial Officer.

Investors in the U.S. interested in participating in the live call should dial +1 (877) 810-3368 and enter passcode: 28342357. Those calling from outside the U.S. should dial +1 (760) 298-5082 and use the same passcode: 28342357. A telephone replay will be available approximately two hours after the call concludes through May 12, 2014 by dialing from the U.S. +1 (855) 859-2056, or from international locations +1 (404) 537-3406, and entering passcode: 28342357.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at http://investor.regi.com/. The webcast will be archived on the website for one year.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the Company presents adjusted EBITDA, a non-GAAP measure. A reconciliation of adjusted EBITDA to net income determined in accordance with GAAP is included in the table below. We have included adjusted EBITDA in this press release in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and comparable basis and as a factor in determining incentive compensation for Company executives. Accordingly, we believe that adjusted EBITDA provides useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

The following table sets forth a reconciliation of the preliminary range of adjusted EBITDA for the first quarter to net earnings loss computed in accordance with GAAP:

	(in millions)
	Three months ended
	March 31, 2014
	Range
Adjusted EBITDA	Low	High
Net earnings loss	$(3.5)	$(1.5)
Depreciation and amortization	3.0	3.0
Stock based compensation	1.2	1.2
Interest expense	0.5	0.5
Other	(0.2)	(0.2)

Adjusted EBITDA	$1.0	$3.0

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding our expected first quarter operating results. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. The preliminary operating results for our first quarter are subject to completion of our financial closing procedures. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs requiring or encouraging the use of biofuels; government policymaking and mandates relating to renewable fuels; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; expected future financial performance; our liquidity and working capital requirements; availability of federal and state governmental tax credits and incentives; anticipated trends and challenges in our business and competition in the markets in which we operate; our ability to estimate our feedstock demands and biodiesel sales; our dependence on sales to a limited number of customers and distributors; technological obsolescence; our expectations regarding future expenses; our ability to successfully implement our acquisition strategy; and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

About Renewable Energy Group

Renewable Energy Group, Inc. is a leading North American biodiesel producer with a nationwide distribution and logistics system. Utilizing an integrated value chain model, Renewable Energy Group is focused on converting natural fats, oils and greases into advanced biofuels and on converting diverse feedstocks into renewable chemicals. With 257 million gallons of annual nameplate production capacity at biorefineries across the country, REG is a proven biodiesel partner in the distillate marketplace.

For more than a decade, REG has been a reliable supplier of biodiesel which meets or exceeds ASTM quality specifications. REG sells REG-9000™ biodiesel to distributors so Americans can have cleaner burning fuels that help diversify the energy complex and increase energy security. It is distributed in most states in the U.S.

For More Information

Investor Relations: Renewable Energy Group, Inc. Todd Robinson Director, Investor Relations +1 (515) 239-8048 todd.robinson@regi.com	Media: Renewable Energy Group, Inc. Anthony Hulen Executive Director, Corporate Affairs +1 (703) 822-1972 anthony.hulen@regi.com

ICR, LLC Gary Dvorchak, CFA Senior Vice President +1 (310) 954-1123 Gary.Dvorchak@icrinc.com	ICR, LLC Cory Ziskind Senior Vice President +1 (646) 277-1232 cory.ziskind@icrinc.com